UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 2, 2021
Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION:
Common Stock, without par value	EXC	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events
Item 8.01. Other Events

On June 2, 2021, Exelon Corporation (Exelon) learned the results of the first PJM capacity auction held since 2018 for the 2022-2023 planning year. Exelon Generation Company, LLC’s (Generation’s) Byron, Dresden and Quad Cities nuclear plants did not clear in the auction.

The Byron Generating Station, located just outside Byron, Illinois, and Dresden Generating Station, located in Morris, Illinois, are currently scheduled to retire prematurely this fall. The Braidwood and LaSalle nuclear plants cleared in the auction for the upcoming year but, like Byron and Dresden, they face premature retirement due to unfavorable market rules that favor emitting generation. Committing Braidwood and LaSalle to operate through May 2023 will provide time for the significant logistical and technical planning necessary to ensure a safe and orderly retirement in the event policy changes are not enacted.

Despite also not clearing in the auction, Generation’s Quad Cities plant will continue to operate with support provided under the Illinois Future Energy Jobs Act, a clean energy law that took effect in 2017. The Minimum Offer Price Rule (MOPR) recently implemented by PJM Interconnection, L.L.C. prevented Quad Cities from clearing in the capacity auction. The result is that customers in Northern Illinois and throughout PJM will pay for more capacity from polluting generation instead of securing carbon-free megawatts from Quad Cities, at what would have been a lower cost absent the MOPR. At the direction of the PJM Board of Managers, PJM and its stakeholders are considering MOPR reforms to ensure that the capacity market rules respect and accommodate state resource preferences.

All of Generation’s other nuclear and fossil generation power plants located in the PJM market cleared in the auction. The auction results take effect June 1, 2022.

The table below lists Generation’s cleared nuclear and fossil capacity volumes for the 2022-2023 capacity auction by zone.

Cleared Volumes at Ownership	Capacity Performance
	MW	Price
COMED
Nuclear	4,600	$69
Fossil/Others	0	$69
Sub Total	4,600

EMAAC
Nuclear	4,450	$98
Fossil/Others	2,450	$98
Sub Total	6,900

SWMAAC
Nuclear	850	$96
Fossil/Others	0	$96
Sub Total	850

MAAC
Nuclear	0	$96
Fossil/Others	225	$96
Sub Total	225

BGE
Nuclear	0	$127
Fossil/Others	425	$127
Sub Total	425

RTO
Nuclear	0	$50
Fossil/Others	50	$50
Sub Total	50

PJM Portfolio
Nuclear	9,900
Fossil/Others	3,150
Grand Total	13,050

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* * * * *
This combined Current Report on Form 8-K is being filed separately by Exelon Corporation and Exelon Generation Company, LLC (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. Neither Registrant makes any representation as to information relating to the other Registrant.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including, among others, those related to the timing, manner, tax-free nature and expected benefits associated with the potential separation of Exelon’s competitive power generation and customer-facing energy business from its six regulated electric and gas utilities. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as items discussed in (1) the Registrants’ 2020 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants’ First Quarter 2021 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 14, Commitments and Contingencies; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this report. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Joseph Nigro
Joseph Nigro
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC
June 2, 2021

EXHIBIT INDEX

Exhibit No.	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.